As filed with the U.S. Securities and Exchange Commission on August 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Twilio Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-2574840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

101 Spear Street, Fifth Floor

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2016 Stock Option and Incentive Plan

Amended and Restated 2016 Employee Stock Purchase Plan

(Full Title of the Plans)

Jeff Lawson

Chief Executive Officer

Twilio Inc.

101 Spear Street, Fifth Floor

San Francisco, California 94105

(Name and Address of Agent For Service)

(415) 390-2337

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David G. Peinsipp Calise Y. Cheng Natalie Y. Karam Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Dana R. Wagner Chief Legal Officer, Chief Compliance Officer and Corporate Secretary Twilio Inc. 101 Spear Street, Fifth Floor San Francisco, California 94105 (415) 390-2337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Twilio Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 9,023,405 shares of the Registrant’s Class A common stock for issuance under the Registrant’s Amended and Restated 2016 Stock Option and Incentive Plan (“2016 Plan”) and an additional 1,800,000 shares of the Registrant’s Class A common stock for issuance under the Registrant’s Amended and Restated 2016 Employee Stock Purchase Plan (“2016 ESPP”), pursuant to the provisions of the 2016 Plan and the 2016 ESPP that provide for an automatic annual increase in the number of shares reserved for issuance under these respective plans. With respect to the shares of Class A common stock issuable under the 2016 Plan and the 2016 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on August  2, 2021 (File No. 333-258368), March 2, 2020 (File No. 333-236819), February  8, 2019 (File No. 333-229580), May 10, 2018 (File No. 333-224812) and June 23, 2016 (File No.  333-212191), in each case to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information called for in Part I of Form S-8 has been omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Cooley LLP				Filed herewith

23.1	Consent of KPMG LLP, independent registered public accounting firm				Filed herewith

23.2	Consent of Cooley LLP (included in Exhibit 5.1)				Filed herewith

24.1	Power of Attorney (included on the signature page hereto)				Filed herewith

99.1	Twilio Inc. Amended and Restated 2016 Stock Option and Incentive Plan, and forms of Agreements thereunder	10-K	001-37806	10.3	February 26, 2021

99.2	Twilio Inc. Amended and Restated 2016 Employee Stock Purchase Plan	10-Q	001-37806	10.1	October 31, 2019

107	Filing Fee Table				Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on August 5, 2022.

TWILIO INC.

By:	/s/ Jeff Lawson
Jeff Lawson
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Lawson, Khozema Z. Shipchandler and Dana R. Wagner, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Twilio Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeff Lawson	Chief Executive Officer and Chairperson (Principal Executive Officer)	August 5, 2022
Jeff Lawson

/s/ Khozema Z. Shipchandler	Chief Operating Officer (Principal Financial and Accounting Officer)	August 5, 2022
Khozema Z. Shipchandler

/s/ Richard Dalzell	Director	August 5, 2022
Richard Dalzell

/s/ Byron Deeter	Director	August 5, 2022
Byron Deeter

/s/ Donna Dubinsky	Director	August 5, 2022
Donna Dubinsky

/s/ Jeff Epstein	Director	August 5, 2022
Jeff Epstein

/s/ Jeffrey Immelt	Director	August 5, 2022
Jeffrey Immelt

/s/ Deval Patrick	Director	August 5, 2022
Deval Patrick

/s/ Erika Rottenberg	Director	August 5, 2022
Erika Rottenberg

Director
Miyuki Suzuki

II-1